©2022 GXO Logistics, Inc. | Confidential and Proprietary Second Quarter 2022 Results August 2, 2022

2©2022 GXO Logistics, Inc. Disclaimer Non-GAAP Financial Measures As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables included in the attached appendix. GXO’s non-GAAP financial measures in this presentation include: adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, adjusted EBITA, adjusted EBITA margin, pro forma adjusted EBITA, pro forma adjusted EBITA margin, free cash flow, adjusted net income attributable to GXO, adjusted earnings per share (basic and diluted) (“adjusted EPS”), organic revenue, organic revenue growth and return on invested capital (“ROIC”). We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBITA, pro forma adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables included in the attached appendix. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Pro forma adjusted EBITDA and pro forma adjusted EBITA include adjustments for allocated corporate expenses and public company standalone costs. Allocated corporate expenses are those expenses that were allocated to our combined financial statements on a carve-out basis in accordance with U.S. GAAP. Public company standalone costs are estimated costs of operating GXO as a public standalone company following its spin-off from XPO Logistics, Inc. effective as of August 2, 2021 and represents the midpoint of our estimated corporate costs. We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We believe that adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin, adjusted EBITA, adjusted EBITA margin, pro forma adjusted EBITA and pro forma adjusted EBITA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations and revenue from acquired businesses. We calculate ROIC as our trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance. With respect to our financial targets for full-year 2022 adjusted EBITDA, organic revenue growth and adjusted diluted EPS reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Non-GAAP Valuation Measure Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR excludes rent expense from adjusted EBITDA and is useful to management and investors in evaluating GXO’s relative performance because adjusted EBITDAR considers the performance of GXO’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, research analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements. As such, our presentation of Adjusted EBITDAR should not be construed as a financial performance or operating measure. With respect to our target for full-year 2022 adjusted EBITDAR, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our 2022 financial targets for organic revenue growth, adjusted EBITDA, adjusted diluted EPS, expected incremental revenue impact of new customer contracts in 2022 and 2023; our 2022 valuation target for EBITDAR; and our goals of (i) 80% global operations using LED lightning by 2025, (ii) 80% global landfill diversion rate by 2025, (iii) 50% renewable energy in global operations by 2030, (iv) reducing greenhouse gas emissions by 30% by 2030 vs. 2019 baseline, and (v) being 100% carbon neutral by 2040. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic, including vaccine mandates; economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; issues related to our intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; a material disruption of GXO’s operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; the impact of potential cyber-attacks and information technology or data security breaches; the inability to implement technology initiatives successfully; the expected benefits of the spin-off and uncertainties regarding the spin-off, including the risk that the spin-off will not produce the desired benefits; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward- looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

3©2022 GXO Logistics, Inc. Malcolm Wilson Chief Executive Officer Baris Oran Chief Financial Officer Mark Manduca Chief Investment Officer Bill Fraine Chief Commercial Officer Presenters

4©2022 GXO Logistics, Inc. 2Q 2022: highlights Revenue Organic revenue growth* Net income** Adjusted EBITDA* Operating cash flow $2.2 billion 20% $51 million $176 million $154 million • 15% revenue growth, highest-ever organic growth of 20%, as GXO gains market share • Highest-ever quarter of new contract wins in 2Q 2022. Over $1.1 billion of new FY 2022 revenue won through 2Q, equivalent to ~14% YoY revenue growth • 2Q 2022 net income $51 million compared to $11 million in 2Q 2021. 2Q Adjusted EBITDA of $176 million compared to $161 million*** in 2Q 2021. Start-up costs eased in 2Q from 1Q. • 2Q 2022 EPS $0.44 compared to $0.10 in 2Q 2021*. 2Q Adjusted EPS of $0.68 in 2Q 2022, compared to $0.44 in 2Q 2021, +55% growth* • 2Q 2022 Operating cash flow $154 million compared to $99 million in 2Q 2021. 2Q 2022 Free cash flow $68 million compared to $49 million in 2Q 2021, 39% conversion ratio to adjusted EBITDA • 2Q 2022 return on invested capital well above target 30%* Free cash flow* $68 million *Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. **Net income attributable to common shareholders ***Pro-forma for 2Q 2021.

5©2022 GXO Logistics, Inc. * Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. Assumes no change in FX rates. 2Q 2022: revenue growth 0 500 1000 1500 2000 2500 2Q 2021 Revenue Organic growth M&A FX 2Q 2022 Revenue ~20% Organic* ~3% Net M&A (~9%) FX ~15% Revenue growth *Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related informatio . Net M&A (In millions USD)

6©2022 GXO Logistics, Inc. $150 $155 $160 $165 $170 $175 $180 2Q 2021*** 2Q 2022 Adjusted EBITDA** 2Q 2022: Solid profit growth (In millions USD) $0 $10 $20 $30 $40 $50 $60 2Q 2021 2Q 2022 Net Income* *Net income attributable to GXO. **Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. ***Pro-forma for 2Q 2021. $11 million $51 million $161 million $176 million

7©2022 GXO Logistics, Inc. Recent wins and expansions 7 GXO named a Supplier of the Year by Boeing GXO joined the Fortune 500 list

8©2022 GXO Logistics, Inc. $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 Prior Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 FY 23 Expected incremental 2023 revenues from contract wins $0 $200 $400 $600 $800 $1,000 $1,200 Prior Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 FY 2022 Expected 2022 revenue from contract wins New contract wins underpin 2022 and 2023 revenue growth Excludes impact to expected GXO revenue from the Clipper acquisition. $1,083 million $457 million

9©2022 GXO Logistics, Inc. Record-breaking revenue YTD driven by contract wins Excludes revenue YTD from the Clipper acquisition. 54% New activity 20% Won from competitors 26% First time outsourcing

High earnings and cash flow visibility



29%
Fixed Costs
71%
Variable Costs

High revenue visibility

- $2.1 billion sales pipeline
- $1 billion of revenues won to start in 2022
- ~5-year average contract duration
- Mid-to-high 90s revenue retention rate since spin

Stable earnings structure

- High exposure to predictable contract structures
- Minimum volume guarantees
- High proportion of variable costs

Inflation pass-through

- ~45% of revenue from 'open book' (cost-plus) contracts*
- Remainder typically includes inflation escalators in contracts

Countercyclical FCF

- Investment of ~2% of sales in growth capex, as well as modest working capital investment, supporting growth*

GXO
©2022 GXO Logistics, Inc.

Includes Clipper based on public disclosure of 76% open book at FY21
* Based on YTD 2022.

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11©2022 GXO Logistics, Inc. 2 Accelerating automation and technology leadership >30% of 2Q22 revenue is from automated sites Q2 2021 Q2 2022 Total technology and automated systems Q2 2021 Q2 2022 Goods-to-person systems Q2 2021 Q2 2022 Vision tech Q2 2021 Q2 2022 Cobots Excludes any information related to the Clipper acquisition. +43% +29% +256% +30%

12©2022 GXO Logistics, Inc. Balance sheet and free cash flow *Includes finance leases and other of $194 million at June 30, 2022. **Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. Cash flow from operations Free cash flow** 2Q 2021: $49 million 2Q 2022 — Free cash flow Balance sheet Total debt* $1,885 million Interest: mostly fixed rate borrowing Commitment to maintaining investment grade rating $154 million ~50% of capex is technology investment in last 12 months 2Q 2021: $99 million $68 million Net debt** $1,501 million

13©2022 GXO Logistics, Inc. FY 2022 guidance updated** PRIOR NEW Organic revenue growth* 11% – 15% 12% – 16% Adjusted EBITDA* $707 – $742 million $715 – $750 million Adjusted EBITDAR* $1.50 – $1.60 billion $1.60 – $1.65 billion Adjusted diluted EPS* $2.70 – $2.90 $2.70 – $2.90 Adjusted EBITDA to FCF conversion ~30% ~30% *Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information **Our guidance reflects the acquisition of Clipper Logistics, excluding synergies; current foreign currency exchange rates; and the deconsolidation of a 50% owned joint venture.

14©2022 GXO Logistics, Inc. FY 2022 adjusted EBITDA** guidance bridge $707 – $742 million ~$18 million ~$(10) million $715 – $750 million FY 22 Guidance at 1Q Net M&A FX FY 22 Guidance at 2Q *Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. **Our guidance reflects the acquisition of Clipper Logistics, excluding synergies; current foreign currency exchange rates; and the deconsolidation of a 50% owned joint venture.

15©2022 GXO Logistics, Inc. GXO on track to reach ESG targets GXO’s environmental targets 2021: GXO GHG intensity (gCO2e/$m) reduced 24% 2021: 22% increase in proportion of renewable energy usage in 2021 LEDs 10 million+ square feet YTD compared to 44 million square feet at FY 2021 Solar Panel roll-out continued through 2Q 2022 GXO’s ‘AA’ ESG rating issued by MSCI in 2021 is the highest among its largest industry peers ~70% reduction in emissions and energy costs in sites where GXO has deployed energy-saving capabilities 2021: GHG reduced 3% in absolute terms 2021: 79% of waste diverted from landfill 2021: LED penetration at 47%

16 Appendix

GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)

(In millions)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Three Months Ended June 30, 2021 (Pro forma)[1]	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021	Six Months Ended June 30, 2021 (Pro forma)[1]
Net income attributable to GXO	$ 51	$ 11	$ 16	$ 88	$ 25	$ 34
Net income attributable to noncontrolling interests	1	3	3	2	6	6
Net income	$ 52	$ 14	$ 19	$ 90	$ 31	$ 40
Interest expense, net	9	6	8	13	11	15
Income tax expense	21	1	2	32	10	13
Depreciation and amortization expense	77	95	95	153	174	174
Transaction and integration costs	24	35	35	43	53	53
Restructuring costs (credits) and other	1	(1)	(1)	14	3	3
Unrealized gain on foreign currency options and other	(8)	—	—	(14)	—	—
Adjusted EBITDA[2]	$ 176	$ 150	$ 158	$ 331	$ 282	$ 298
Allocated corporate expense[3]			13			29
Public company standalone cost[4]			(10)			(23)
Pro forma adjusted EBITDA[1][2]			$ 161			$ 304
Revenue	$ 2,156	$ 1,882	$ 1,882	$ 4,239	$ 3,704	$ 3,704
Adjusted EBITDA margin[5]	8.2 %	8.0 %	8.6 %	7.8 %	7.6 %	8.2 %

(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the "Non-GAAP Financial Measures" section for additional information.
(3) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.
(4) Estimated costs of operating GXO as a standalone public company.
(5) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

GXO
©2022 GXO Logistics, Inc.
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GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted EBITA and Adjusted EBITA Margin
(Unaudited)

(In millions)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Three Months Ended June 30, 2021 (Pro forma)[1]	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021	Six Months Ended June 30, 2021 (Pro forma)[1]
Net income attributable to GXO	$ 51	$ 11	$ 16	$ 88	$ 25	$ 34
Net income attributable to noncontrolling interests	1	3	3	2	6	6
Net income	$ 52	$ 14	$ 19	$ 90	$ 31	$ 40
Interest expense, net	9	6	8	13	11	15
Income tax expense	21	1	2	32	10	13
Amortization expense	13	14	14	27	28	28
Transaction and integration cost	24	35	35	43	53	53
Restructuring costs (credits) and other	1	(1)	(1)	14	3	3
Unrealized gain on foreign currency options and other	(8)	—	—	(14)	—	—
Adjusted EBITA[2]	$ 112	$ 69	$ 77	$ 205	$ 136	$ 152
Depreciation expense[3]			7			13
Allocated corporate expense[4]			13			29
Public company standalone cost[5]			(10)			(23)
Pro forma adjusted EBITA[1][2]			$ 87			$ 171
Revenue	$ 2,156	$ 1,882	$ 1,882	$ 4,239	$ 3,704	$ 3,704
Adjusted EBITA margin[6]	5.2 %	3.7 %	4.6 %	4.8 %	3.7 %	4.6 %

(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the "Non-GAAP Financial Measures" section for additional information.
(3) Allocated depreciation from XPO Corporate for all periods prior to August 2, 2021.
(4) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.
(5) Estimated costs of operating GXO as a standalone public company.
(6) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue.

GXO
©2022 GXO Logistics, Inc.
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GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share
(Unaudited)

(Dollars in millions, shares in thousands, except per share amounts)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net income attributable to GXO	$ 51	$ 11	$ 88	$ 25
Amortization expense	13	14	27	28
Transaction and integration costs	24	35	43	53
Restructuring costs (credits) and other	1	(1)	14	3
Unrealized gain on foreign currency options and other	(8)	—	(14)	—
Income tax associated with the adjustments above[(1)(2)]	(2)	(8)	(11)	(16)
Adjusted net income attributable to GXO[(3)]	$ 79	$ 51	$ 147	$ 93
Adjusted basic earnings per share[(3)]	$ 0.68	$ 0.44	$ 1.27	$ 0.81
Adjusted diluted earnings per share[(3)]	$ 0.68	$ 0.44	$ 1.27	$ 0.81
Weighted-average shares outstanding:				
Basic weighted-average common shares outstanding	116,131	114,626	115,435	114,626
Diluted weighted-average common shares outstanding	116,646	114,626	116,111	114,626
Aggregated tax of all non-tax related adjustments reflected above:				
Unrealized gain on foreign currency options and other	$ 2	$ —	$ 4	$ —
Amortization expense	(4)	(2)	(7)	(5)
Transaction and integration costs	—	(6)	(5)	(10)
Restructuring costs (credits) and other	—	—	(3)	(1)
Total income tax associated with the adjustments above	$ (2)	$ (8)	$ (11)	$ (16)

(1) The income tax rate applied to items is based on the GAAP annual effective tax rate, excluding discrete items and contributions- and margin-based taxes.

(2) A portion of the transaction costs is not deductible.

(3) See the "Non-GAAP Financial Measures" section for additional information.

GXO

©2022 GXO Logistics, Inc.

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20©2022 GXO Logistics, Inc. GXO Logistics, Inc. Other Reconciliations (Unaudited) Reconciliation of Cash Flows from Operating Activities to Free Cash Flow: Three Months Ended June 30, Six Months Ended June 30, (In millions) 2022 2021 2022 2021 Net cash provided by operating activities $ 154 $ 99 $ 200 $ 146 Payment for purchases of property and equipment (89) (52) (154) (119) Proceeds from sale of property and equipment 3 2 6 2 Free Cash Flow(1) $ 68 $ 49 $ 52 $ 29 (1) See the “Non-GAAP Financial Measures” section for additional information. Reconciliation of Revenue to Organic Revenue: Three Months Ended June 30, Six Months Ended June 30, (In millions) 2022 2021 2022 2021 Revenue $ 2,156 $ 1,882 $ 4,239 $ 3,704 Revenue from acquired business (80) — (80) — Revenue from deconsolidation — (23) (20) (45) Foreign exchange rates 164 — 243 — Organic revenue(1) $ 2,240 $ 1,859 $ 4,382 $ 3,659 Revenue growth(2) 14.6% 14.4 % Organic revenue growth(1)(3) 20.5% 19.8% (1) See the “Non-GAAP Financial Measures” section for additional information. (2) Revenue growth is calculated as the change in year-over year revenue growth, expressed as a percentage of 2021 revenue. (3) Organic revenue growth is calculated as the relative change in year-over-year organic revenue, expressed as a percentage of 2021 organic revenue.

21©2022 GXO Logistics, Inc. Six months ended June 30, Year Ended December 31, Trailing Twelve Months Ended June 30, (In millions) 2022 2021 2021 2022 (Pro forma)(1) Adjusted EBITA(1)(2) $ 205 $ 171 $ 374 $ 408 Cash paid for income taxes (46) (22) (75) (99) Adjusted EBITA(1)(2), net of taxes paid $ 159 $ 149 $ 299 $ 309 (1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate. (2) See the “Non-GAAP Financial Measures” section for additional information. (In millions) June 30, 2022 Total Equity $ 2,561 Plus: Debt 1,885 Less: Cash and Cash equivalents 384 Less: Goodwill 2,769 Less: Intangible assets, net 557 Invested Capital $ 736 Ratio of Return on Invested Capital(1)(2) 42.0% (1) The ratio of return on invested capital is calculated as the trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital. (2) See the “Non-GAAP Financial Measures” section for additional information. GXO Logistics, Inc. Return on Invested Capital (Unaudited)

GXO Logistics, Inc.
Reconciliation of Net Income to Trailing Twelve Months Pro forma Adjusted EBITA
(Unaudited)

(In millions)	Six months ended June 30, 2022	Six months ended June 30, 2021 (Pro forma)[1]	Year Ended December 31, 2021	Trailing Twelve Months Ended June 30, 2022
Net income attributable to GXO	$ 88	$ 34	$ 162	$ 216
Net income attributable to noncontrolling interests	2	6	8	4
Net income[1]	$ 90	$ 40	$ 170	$ 220
Interest expense, net	13	15	25	23
Income tax expense (benefit)	32	13	(5)	14
Amortization expense	27	28	61	60
Transaction and integration costs	43	53	99	89
Restructuring costs and other	14	3	4	15
Unrealized gain on foreign currency options and other	(14)	—	(1)	(15)
Adjusted EBITA[2]	$ 205	$ 152	$ 353	$ 406
Depreciation expense[3]		13	15	2
Allocated corporate expense[4]		29	29	—
Public company standalone cost[5]		(23)	(23)	—
Pro forma adjusted EBITA[1][2]		$ 171	$ 374	$ 408

(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the "Non-GAAP Financial Measures" section for additional information.
(3) Allocated depreciation from XPO Corporate for all periods prior to August 2, 2021.
(4) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.
(5) Estimated costs of operating GXO as a standalone public company.

GXO
©2022 GXO Logistics, Inc.
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23©2022 GXO Logistics, Inc. GXO Logistics, Inc. Reconciliation of Net Debt (Unaudited) Reconciliation of Net Debt: (In millions) June 30, 2022 Shor-term debt $ 84 Long-term debt 1,801 Total Debt $ 1,885 Less: Cash and cash equivalents 384 Net debt (1) $ 1,501 (1) See the “Non-GAAP Financial Measures” section for additional information.

©2022 GXO Logistics, Inc. | Confidential and Proprietary 24